EXHIBIT 99.1

                       AMERICAN NATURAL ENERGY CORPORATION
                           7030 South Yale, Suite 404
                              Tulsa, Oklahoma 74136
                       Tel: 918-481-1440 Fax: 918-481-1473



        AMERICAN NATURAL ENERGY CORPORATION ANNOUNCES ISSUANCE OF SHARES

TULSA, OKLAHOMA, NOVEMBER 20, 2003. American Natural Energy Corporation ("ANEC") (TSX Venture:ANR.U) announced it has agreed to issue to Canaccord Capital Corporation ("Canaccord"), 100,000 shares of its common stock in settlement of a capital raising engagement agreement with Canaccord terminated in the third quarter of 2003. ANEC also agreed that for a period of one year, Canaccord, together with Dundee Securities Corp., would have the right of first refusal for representation of ANEC in any future Canadian public financings. The issuance of the shares is subject to the acceptance for filing of the regulatory authorities.

ANEC is a Tulsa, Oklahoma based independent exploration and production company with operations in St. Charles Parish, Louisiana. For further information please contact Michael Paulk, CEO at 918-481-1440 or Steven P. Ensz, CFO at 281-367-5588.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.


This Press Release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of ANEC, its directors, or its officers with respect to the future business, well drilling and operating activities and performance of ANEC. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, among others, the levels of and fluctuations in the prices for natural gas and oil and the demand for those commodities and the outcome of the ANEC's development and exploration activities, including the success of its current well drilling activities. Important additional factors that could cause such differences are described in ANEC's periodic reports and other filings made with the Securities and Exchange Commission and may be viewed at the Commission's Website at www.sec.gov.
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